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                                                                  Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



     As an independent public accountant, I hereby consent to the use of my reports and to all references to my firm included in or made a part of this Form 10 filing.



                                      Loren D. Swanson, Independent Accountant


Lincoln, Nebraska
November 13, 2000